Exhibit 99.2

Shift Technologies, Inc. Announces Pricing of Upsized $125,000,000 Convertible Notes Offering

SAN FRANCISCO, May 25, 2021 - Shift Technologies, Inc. (NASDAQ: SFT)  today announced the pricing of $125,000,000 aggregate principal amount of 4.75% convertible senior notes due 2026 (the "notes") in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Act"). Shift also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $25 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on May 27, 2021, subject to customary closing conditions, and is expected to result in approximately $119.7 million in net proceeds to Shift after deducting the initial purchasers' discount and estimated offering expenses payable by Shift (assuming no exercise of the initial purchasers' option to purchase additional notes). The size of the offering was increased from the previously announced $75,000,000 aggregate principal amount of the notes.

The notes will be senior unsecured obligations of Shift. The notes will bear interest at a rate of 4.75% per year, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021. The notes will mature on May 15, 2026, unless earlier repurchased, redeemed or converted.

Shift expects to use approximately $23.6 million of the net proceeds from this offering to pay the cost of the capped call transactions described below, and the remaining proceeds to pay for working capital and general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then Shift intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

Before November 15, 2025, the notes will be convertible at the option of the noteholders only if specific conditions are met. Thereafter until the close of business on the second scheduled trading day immediately before the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Shift's Class A common stock or a combination thereof, at Shift's election. The notes will be redeemable, in whole or in part, for cash at Shift’s option at any time, and from time to time, on or after May 20, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, but only if (1) the last reported sale price per share of Shift’s Class A common stock exceeds 130% of the conversion price for a specified period of time and (2) a registration statement covering the resale of the shares of Shift’s Class A common stock issuable upon conversion of the notes (if any) is effective and available for use (subject to certain exceptions and further conditions set forth in the terms of the notes). The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date. The initial conversion rate for the notes is 118.6556 shares of Shift’s Class A common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $8.43 per share of Shift’s Class A common stock). The initial conversion price represents a premium of approximately 27.50% over the last reported sale price of Shift’s Class A common stock on May 24, 2021, which was $6.61 per share.

In connection with the pricing of the notes, Shift entered into privately negotiated capped call transactions with certain of the initial purchasers of the notes, their respective affiliates and other financial institutions (the "capped call counterparties"). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Shift’s Class A common stock that will initially underlie the notes. The capped call transactions are expected generally to reduce the potential dilution to Shift's Class A common stock upon any conversion of notes and/or offset any potential cash payments Shift is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Shift expects to enter into additional capped call transactions with the capped call counterparties. The cap price of the capped call transactions will initially be $14.8725, which represents a premium of approximately 125% over the last reported sale price of Shift’s Class A common stock on May 24, 2021, which was $6.61 per share, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedge of the capped call transactions, the capped call counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Shift’s Class A common stock and/or may purchase shares of Shift's Class A common stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of Shift's Class A common stock or the notes at that time. In addition, Shift expects that the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivative transactions with respect to Shift's Class A common stock and/or purchasing or selling shares of Shift's Class A common stock or other securities of Shift in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Shift on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by Shift). This activity could also cause or avoid an increase or a decrease in the market price of Shift's Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Shift’s Class A common stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of Shift’s Class A common stock issuable upon conversion of the notes, if any, have not been registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws. The resale of the notes and any shares of Shift’s Class A common stock issuable upon conversion of the notes is expected to be registered on a shelf registration statement on or prior to the 210th day after the issuance of the notes, as set forth in the terms of the notes.

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple - to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability to consummate the transactions with respect to the issuance of the notes and the capped call transactions and (2) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations:

Mark Roberts, Blueshirt Capital Markets

IR@shift.com

Media Contact:

Jeff Fox, The Blueshirt Group

jeff@blueshirtgroup.com

Source: Shift Technologies, Inc.

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